Exhibit 10.19

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of             , 2013, by and between Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and             (the “Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting [officers/directors] to expensive litigation risks; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as [officers/directors] of the Company and to indemnify its [officers/directors] so as to provide them with the maximum protection permitted by law; and

WHEREAS, the Company’s Certificate of Incorporation, as currently in effect and hereafter amended (the “Certificate”) and By-Laws, as currently in effect and hereafter amended (the “By-Laws” and together with the Certificate, the “Charter Documents”), do not prohibit or restrict contracts between the Company and its [officers/directors] with respect to indemnification of such [officers/directors]; and

WHEREAS, the statutory indemnification provisions of the Delaware General Corporation Law (the “DGCL”), Section 145, expressly provide that they are non-exclusive; and

WHEREAS, the Indemnitee and the Company do not regard the protection available under the Charter Documents, the DGCL and the Company’s insurance as adequate in the present circumstances, and consider it necessary and desirable to the Indemnitee’s services as [an officer/a director] of the Company to have maximum protection; and

WHEREAS, in view of such considerations, the Company desires to provide, independent from the indemnification to which the Indemnitee is otherwise entitled by law and under the Company’s Charter Documents, indemnification to the Indemnitee and advances of expenses, all as set forth in this Agreement to the maximum extent permitted by law;

NOW, THEREFORE, to induce the Indemnitee to serve the Company and in consideration of these premises and the mutual agreements set forth in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee hereby agree as follows:

1. Agreement to Serve. The Indemnitee agrees to serve the Company as [an officer/a director] at the Company’s will (or under separate agreement, if such agreement exists), in the capacity in which the Indemnitee has been requested to serve by the Company, for so long as the Indemnitee is duly appointed or elected and qualified in accordance with the Charter Documents, or until such time as the Indemnitee tenders the Indemnitee’s resignation in writing.

2. Indemnification.

(a) Third Party Proceedings. The Company shall indemnify Indemnitee, to the fullest extent permitted by law, if Indemnitee is or was a party or is threatened to be made a party to or is otherwise involved in (including, without limitation, as a witness) any threatened, pending or completed action, suit, arbitration, or other alternate dispute resolution mechanism, or investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any appeal therefrom (collectively, “Proceeding”) (other than a Proceeding by or in the right of the Company and/or any of its Subsidiaries to procure a judgment in its favor) by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee and/or agent of the Company or any Subsidiary, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, “Corporate Status”), or by reason of any action alleged to have been taken or omitted on the part of Indemnitee while serving in such capacity, against all Expenses (as defined below), judgments, penalties, fines and amounts paid in settlement, including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of the foregoing, actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or such Subsidiary, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. Without limiting the foregoing, if Indemnitee has acted reasonably in accordance with advice of counsel, he shall be deemed to have acted in good faith. As used herein, (i) “Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which more than 50% of the outstanding voting securities are owned directly or indirectly by the Company (a “Substantial Subsidiary”), by the Company and one or more other Substantial Subsidiaries, or by one or more other Substantial Subsidiaries, and (ii) “Expenses” shall mean all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in a Proceeding. “Expenses” also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.

(b) Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee, to the fullest extent permitted by law, if, by reason of his Corporate Status, or by reason of any action alleged to have been taken or omitted on the part of Indemnitee while serving in such capacity, Indemnitee was or is a party or is threatened to be made a party to or is otherwise involved in (e.g. as a witness) any threatened, pending or completed Proceeding brought by or in the right of the Company or any Subsidiary to procure a judgment in its favor, against all Expenses, and, to the extent permitted by law, amounts paid in settlement, including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of the foregoing, actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or such Subsidiary. Without limiting the foregoing, if

Indemnitee has acted reasonably in accordance with advice of counsel, he shall be deemed to have acted in good faith. Notwithstanding the foregoing, if applicable law so provides, no such indemnification shall be made under this Section 2(b) in respect of any Proceeding, claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court orders or judgment to be liable to the Company or such Subsidiary, unless and only to the extent that the Delaware Court of Chancery or any other court in which such Proceeding is or was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such reasonable Expenses as the Court of Chancery or other such court shall deem proper.

(c) Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 2(a) and Section 2(b) of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined to be unlawful.

(d) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Section 2(a) or Section 2(b) above, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. Without limiting the generality of the foregoing, if any Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or (v) with respect to any criminal action or proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.

(e) Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance, without duplication, all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding referenced in Section 2(a) or 2(b) above (including, without limitation, retainers and prepaid, deposited or escrowed amounts), within 30 days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such

Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. All such undertakings shall be unsecured, shall bear no interest and shall be accepted without reference to the financial ability of the Indemnitee to make repayment.

(f) Security. To the extent requested by the Indemnitee and approved by the Company’s Board of Directors, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank letter of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

3. Notice of Proceeding and Review of Indemnification Request.

(a) Notice. As a condition precedent to Indemnitee’s right to be indemnified under this Agreement, Indemnitee shall give the Company notice in writing, as soon as practicable, of any Proceeding for which Indemnitee expects to or will seek indemnification or for which indemnification could be sought under this Agreement. Such notice shall include a written request for indemnification, and shall be accompanied by a copy of any summons, citation, subpoena, complaint, and/or indictment received by Indemnitee, as well as any other documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee shall direct such notice, request and documentation to the Chief Executive Officer of the Company at the address shown in Section 13(e) of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).

(b) Assumption of Defense and Selection of Counsel. With respect to any Proceeding of which the Company is notified under the preceding Section 3(a), the Company shall be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so, in which case Indemnitee shall provide the Company such information and cooperation as the Company may reasonably require in connection with such defense and as shall be within Indemnitee’s power to so provide. After delivery of such notice from the Company to the Indemnitee of its intention to assume the defense of the Proceeding, Indemnitee’s approval of Company counsel, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to such Proceeding, other than as provided below. The Indemnitee shall have the right to employ his own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after such notice, approval and retention shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and the Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Agreement. The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. Notwithstanding any of the foregoing, (i) the Company shall not be permitted to settle any Proceeding, or any claim, issue or matter therein, on behalf of the Indemnitee, without the prior written consent of Indemnitee, unless the Company assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential or resulting liability or the Indemnitee is otherwise fully indemnified against all such liability and (ii) the Company shall not be liable for any amount paid by the Indemnitee in settlement of any Proceeding that is not defended by the Company, unless the Company has consented to such settlement, which consent shall not be unreasonably withheld.

(c) Procedure for Review; Reviewing Party; Payment. Any indemnification and Expense advances provided for in Section 2 and this Section 3 shall be made by the Company promptly, and in any event within forty-five (45) days after receipt by the Company of the applicable written request of the Indemnitee, except that Expense advances pursuant to Section 2(d) shall be made no later than ten (10) days after such receipt (each, a “Payment Period”), unless in any case with respect to such requests the Company determines prior to expiration of the applicable Payment Period that the Indemnitee did not meet the applicable standard of conduct for indemnification set forth in this Agreement. The Company’s determination as to whether the Indemnitee meets the applicable standard of conduct shall be made, within the applicable Payment Period, as follows: (i) if a Change in Control (as defined below) shall have occurred (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), then, with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification under this Agreement or any other agreement, or under the Company’s Charter Documents, the Company’s determination shall be made by Independent Legal Counsel (as defined below), such Independent Legal Counsel to be selected in accordance with the procedures set forth in Section 3(d) below; or (ii) if a Change in Control shall not have occurred (or if a Change in Control occurred but was approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Company’s determination shall be made, at the election of the Board of Directors, by: (A) a majority vote of the directors of the Company who are not at that time parties to the Proceeding in question (“Disinterested Directors”), even though less than a quorum of the Board; or (B) a committee of such Disinterested Directors designated by majority vote of such Disinterested Directors, even though less than a quorum of the Board; or (C) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by Independent Legal Counsel; or (D) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the Proceeding in question (the party making the determination in accordance with the foregoing as to whether the Indemnitee meets the applicable standard of conduct being referred to herein as the “Reviewing Party”).

“Change in Control” means the occurrence after the date of this Agreement of any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 51% or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease to be a majority thereof (otherwise than through death, disability or retirement in accordance with the Company’s normal retirement policies); (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, limited liability company, partnership, joint venture, trust or other entity other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such a merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete or substantial liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

“Independent Legal Counsel” shall mean a law firm, or a member of a law firm, of good reputation and which is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term Independent Legal Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d) Procedure for Selecting of Independent Legal Counsel. Whenever pursuant to this Agreement Independent Legal Counsel is to be selected for purposes of determining Indemnitee’s entitlement to indemnification, such selection shall be made in accordance with the provisions of this Section 3(d). If a Change in Control shall not have occurred, the Independent Legal Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Legal Counsel so selected. If a Change in Control shall have occurred (for which Independent Legal Counsel is to be selected in accordance with Section 3(c)), the Independent Legal Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the

Company advising it of the identity of the Independent Legal Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of “Independent Legal Counsel” as defined above, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel. If a written objection is made and substantiated, the Independent Legal Counsel selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 5 business days after submission by Indemnitee of a written request for indemnification pursuant to Section 3(a) hereof which is to be addressed by Independent Legal Counsel in accordance with the foregoing provisions, no Independent Legal Counsel shall have been selected and not objected to, either the Company or Indemnitee, as the case may be, may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel under Section 3(d) hereof. The Company agrees to abide by the opinion of Independent Legal Counsel and to pay any and all reasonable fees and expenses of Independent Legal Counsel incurred by such Independent Legal Counsel in connection with acting pursuant to this Agreement, including, without limitation, paying all reasonable fees and expenses incident to the procedures of this Section 3(d), regardless of the manner in which such Independent Legal Counsel was selected or appointed. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the employment of separate counsel by one or more Indemnitees has been previously authorized by the Company in writing, or (ii) an Indemnitee shall have provided to the Company a written statement that such Indemnitee has reasonably concluded that there may be a conflict of interest between such Indemnitee and the other Indemnitees with respect to the matters arising under this Agreement.

(e) Notice to Insurers. At the time of the receipt by the Company of a notice of a Proceeding pursuant to Section 3(a) hereof, the Company shall give prompt notice of the commencement, or the threat of the commencement, of such Proceeding to its director and officer liability insurers in accordance with the procedures set forth in the respective applicable insurance policies. The Company shall thereafter take all necessary action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies; provided that no such payments by such insurers shall relieve the Company of any liability or obligation which it may have to the Indemnitee except as and to the extent expressly provided under this Agreement.

4. Indemnitee’s Right to Enforce Indemnification Provisions; Presumptions and Burden of Proof; Expenses of Enforcement.

(a) Right to Enforce Indemnification. If the Company denies Indemnitee’s request for indemnification or Expense advances provided for in this Agreement, in whole or in part, or if disposition and payment thereof is otherwise not made within the applicable Payment Period(s) referred to above, the right to such indemnification or Expense advances shall be enforceable by the Indemnitee in the Delaware Court of Chancery or any other court of competent jurisdiction.

(b) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether an Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that an Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by such Indemnitee to secure a judicial determination that such Indemnitee should be indemnified under this Agreement or applicable law, shall be a defense to such Indemnitee’s claim or create a presumption that such Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to indemnification or Expense advances hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled. The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company or any of its Subsidiaries shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. The provisions of this Section 4(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(c) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 4 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(d) Expenses of Enforcing Indemnification. In the event that Indemnitee seeks a judicial adjudication to enforce Indemnitee’s rights under, or to record damages for breach of this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication, but only if Indemnitee prevails therein. If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated. The Company shall, within ten (10) days after receipt by the Company of a written request therefor from Indemnitee, advance such Expenses to Indemnitee pursuant to comparable procedures as those set forth in Section 2(d) above with respect to advancement of Expenses for indemnification claims under Sections 2(a) and 2(b).

5. Additional Indemnification Rights.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Charter Documents or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors, an officer, or an agent, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity; Effectiveness; Survival of Rights. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Charter Documents, any other agreement, any vote of stockholders or directors, the DGCL or other applicable law, or otherwise, both as to action taken or omitted in Indemnitee’s official capacity and as to action taken or omitted in another capacity while holding such office. This Agreement shall be effective as of the date set forth on the first page and shall apply to acts or omissions of Indemnitee that occurred prior to, on, and/or after such date, provided that Indemnitee was serving in an indemnified capacity at the time such act or omission occurred. Without limiting the generality of the foregoing, the indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of the applicable action, suit or other covered Proceeding.

(c) Company Amendments. The Company shall not adopt any amendment to the Company’s Charter Documents, the effect of which would be to deny, diminish or encumber the Indemnitee’s rights to indemnity pursuant to this Agreement, the Charter Documents, the DGCL or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date upon which the amendment was approved by the Board of Directors or the stockholders, as the case may be. If the Company shall adopt any amendment to the Charter Documents the effect of which would be to so deny, diminish or encumber the Indemnitee’s rights to indemnity, such amendment shall apply only to acts or failures to act occurring entirely after the date upon which such amendment was approved.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, fines and amounts paid in settlement (including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of such

Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion to which Indemnitee is entitled.

7. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to any Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) to the extent not otherwise prohibited by this Agreement, with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Charter Documents or any applicable statute or other law, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Proceeding, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, or insurance recovery, as the case may be; or

(b) Lack of Good Faith. To indemnify Indemnitee with respect to any Proceedings instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous; or

(c) Insured Claims. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) to the extent such Expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of insurance; or

(d) Claims under Section 16(b). To indemnify Indemnitee for the payment of profits inuring to and recoverable by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute, and any Expenses incurred with respect thereto; or

(e) Other Court Determinations. To indemnify Indemnitee for any acts or omissions, or transactions, from which a court of competent jurisdiction finally determines an officer or director, as applicable, may not be relieved of liability under applicable law or pertinent public policy; or

(f) Fraud. To indemnify Indemnitee if a court of competent jurisdiction finally determines that Indemnitee has committed fraud on the Company.

8. Contribution.

(a) Whether or not the indemnification provided in Section 2(a) and Section 2(b) hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

9. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

10. Mutual Acknowledgement Regarding Public Policy. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission (the “SEC”) to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

11. Director and Officer Liability Insurance. At all times while Indemnitee is serving as an officer or director of the Company, the Company will procure and maintain director and officer liability insurance providing the officers and directors of the Company with coverage for losses from wrongful acts in amounts and durations determined by the Board. Such insurance shall designation Indemnitee as a named insured and shall provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director of the Company or a Subsidiary; or of the Company’s officers, if Indemnitee is not a director of the Company or a Subsidiary but is an officer thereof.

12. No Duplication of Payments. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be liable under this Agreement to make any payment in connection with any Proceeding against Indemnitee to the extent such Indemnitee has actually received payment (under any insurance policy, provision of the Charter Documents or otherwise) of the amounts otherwise indemnifiable hereunder. In the event the Company makes any indemnification payments to Indemnitee and Indemnitee later receives payments from the proceeds of insurance covering the same Expenses, judgments, fines, penalties or amounts paid in settlement so indemnified by the Company, Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.

13. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

(b) Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the exclusive jurisdiction of the Court of Chancery of Delaware for any purpose in connection with any actions or proceedings that arise out of or relate to this Agreement.

(c) Entire Agreement; Amendments; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. Except as otherwise set forth in this Agreement, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by Indemnitee and an authorized officer of the Company who is not Indemnitee. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(d) Construction of Ambiguities. This Agreement is the result of negotiations between, and has been reviewed by, each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery, if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) on the first business day after the date on which it is mailed by overnight courier service or transmitted via facsimile or (iii) on the third business day after the date on which it is mailed by certified or registered mail with postage prepaid:

(i) If to Indemnitee, at the address specified on the signature page of this Agreement; and

(ii) If to the Company to:

Aerie Pharmaceuticals, Inc.

135 US Highway 206, Suite 15

Bedminster, NJ 07921

or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, including without limitation any direct or indirect successor by purchase, merger, consolidation or otherwise to all, substantially all or a substantial part of the business or assets of the Company. This Agreement shall inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives, executives and administrators. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(h) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

(i) Company Acknowledgement Regarding Consideration. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee and/or agent of the Company and/or any of its Subsidiaries, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity.

(j) Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, if this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

(k) Construction of Certain Phrases.

(i) For purposes of this Agreement, references to the “Company” shall include, in addition to Aerie Pharmaceuticals, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Aerie Pharmaceuticals, Inc. (or any of its Subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(ii) For purposes of this Agreement, without limitation, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company or any Subsidiary, which imposes any duties on, or involves services by Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries.

(l) Company Compliance with Law. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability pursuant to court order to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

[Remainder of page has intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY

Aerie Pharmaceuticals, Inc.

By:
Name:
Title:

INDEMNITEE

Signed:
[Name]

Address: